Q2 FY 2012 EARNINGS May 17, 2012 Exhibit 99.2 Page 1 of 35 Brocade Q2 FY 2012 Earnings 5/17/2012 © 2012 Brocade Communications Systems, Inc.

Prepared comments provided by Rob Eggers, Investor Relations
Thank you for your interest in Brocade’s Q2 Fiscal 2012 earnings presentation, which includes prepared remarks, slides, and a press release detailing fiscal second quarter 2012 financial results. The press release was issued shortly after 1:00 p.m. Pacific time on May 17, 2012, via Marketwire. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and will be made available on Brocade’s Investor Relations website at www.brcd.com.

Cautionary Statements and Disclosures
Please see risk factors on Form 10-Q and Form 10-K filed with the SEC
This presentation includes forward-looking statements regarding Brocade’s financial results, plans, guidance, strategy and business outlook, tax rate, OEM inventory, real estate and briefing centers, share repurchases, as well as EMEA economic outlook, worldwide SAN demand, and IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our
Form 10-Q for the fiscal quarter ended January 28, 2012 and our Form 10-K for the fiscal year ended October 29, 2011.
These forward-looking statements reflect beliefs, assumptions, outlook, estimates, and predictions as of today, and
Brocade expressly assumes no obligation to update any such forward-looking statements.
In addition, this presentation includes various third-party estimates regarding the total available market and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.
Certain financial information is presented on a non-GAAP basis. Management believes that non-GAAP financial measures used in this presentation allow management to gain a better understanding of Brocade’s comparative operating performance both from period to period, and to its competitors’ operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-
GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade’s website, and is included in the subsequent slide in this presentation.

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Quarterly Net Income (Loss)
GAAP/Non-GAAP Reconciliation
(In $1,000s) Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Net income (loss) on a GAAP basis $26,079 $1,937 ($4,324) $58,584 $39,296
Gross margin adjustments:
Stock-based compensation
4,167 4,234 4,345 4,375 4,596
Amortization of acquired intangibles 14,466
14,466 14,090 14,090 10,713
Provision for (benefit from) certain pre-acquisition litigation
– (14,334) – – –
Legal fees associated with certain pre-acquisition litigation
216 92 59 (51) –
Total gross margin adjustments 18,849 4,458 18,494 18,415 15,309
Operating expense adjustments:
Stock-based compensation 18,363 16,733 15,326 17,444 19,262
Amortization of acquired intangibles 15,023 15,023 14,476 14,993 14,737
Legal fees associated with indemnification obligations and other related costs, net – – – – –
Loss on sale of subsidiary
– – 12,756 – –
Total operating expense adjustments
33,386 31,756 42,558 32,437 33,999
Total operating income adjustments
52,235 36,214 61,052 50,851 49,308
Original issue discount and debt issuance costs of debt related to lenders that did not participate in the refinancing
– 25,465 – – –
Income tax effect of adjustments
(17,037) (17,657) 22,018 (16,623) (16,380)
Non-GAAP net income
61,277 45,959 78,746 92,812 72,224

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Additional Financial Information:
Q2 11 Q1 12 Q2 12
GAAP gross margin 59.9% 61.5% 62.0%
Non-GAAP gross margin 63.4% 64.8% 64.8%
GAAP product gross margin 62.6% 63.2% 64.0%
Non-GAAP product gross margin 66.2% 66.6% 66.9%
GAAP services gross margin 46.4% 52.0% 51.7%
Non-GAAP services gross margin 49.0% 54.5% 54.3%
GAAP operating margin 8.4% 12.4% 9.5%
Non-GAAP operating margin 18.0% 21.5% 18.6%

Agenda Prepared comments followed by live Q&A call Dan Fairfax CFO Mike Klayko CEO Page 4 of 35 Brocade Q2 FY 2012 Earnings 5/17/2012 © 2012 Brocade Communications Systems, Inc.

Today’s prepared comments include remarks by Mike Klayko, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax,
Brocade CFO, who will provide a financial review.
A management discussion and live question-and-answer conference call will be webcast beginning at 2:30 p.m. Pacific Time on May
17 at www.brcd.com
and will be archived on the Brocade Investor Relations website.

Fiscal 2012: Q2 Earnings Mike Klayko, CEO Page 5 of 35 Brocade Q2 FY 2012 Earnings 5/17/2012 © 2012 Brocade Communications Systems, Inc.

Prepared comments provided by Mike Klayko, CEO

Q2 Executive Summary
Includes non-GAAP results*
* For non-GAAP results, please see GAAP reconciliation
•
$543M revenue
•
$0.08 GAAP EPS, up 58% Yr./Yr.
•
$0.15 non-GAAP EPS, up 24% Yr./Yr.
•
64.8% non-GAAP gross margin, up 140
basis points Yr./Yr.
•
18.6% non-GAAP operating margin, up 60
basis points Yr./Yr.
•
$140M operating cash flow; $50M debt
reduction and $25M share repurchase in Q2
•
>100,000 Brocade VDX ports now installed
at 550 customers globally
•
Highly successful launch of Brocade ICX/
HyperEdge technology for the campus LAN
•
23% of Director/Switch revenue from 16
Gbps Fibre Channel products which helped
drive market share gains
•
Strong #2 market share position in 100 GbE
•
Service Provider business up 18% Yr./Yr.
OVERALL RESULTS
QUARTER HIGHLIGHTS

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Brocade exited Q2 with $543 million in revenue and $0.15 in EPS on a non-GAAP basis. We reported revenue at the high-end of our guidance and we exceeded our expectation for EPS, which was up 24% Yr./Yr. and marked the third consecutive quarter of non-
GAAP EPS growth of nearly 20% or more.  The solid Yr./Yr. improvement in EPS was primarily driven by an expansion of both gross margin and operating margin, lower interest expense, and a reduction in the Company’s share count. Our Q2 revenue was slightly down Yr./Yr. primarily due to the divestiture of the SBS business unit in late 2011. However, the increased focus on our core businesses, as well as emerging target markets, helped improve gross margin and profitability.
An important part of our growth strategy is to focus our investments in key target markets, selecting those areas where we can leverage our technology and market leadership. Over the past two years we have made strategic investments that have reduced profitability, but we do believe that the aggregate return over time will be significant to our business. We are now at an inflection point where we expect to grow profits faster than revenue by driving efficiencies into our business.
To date, this strategy includes the introduction of new, highly-differentiated products with improved cost structures, the divestiture of a low-margin business unit, the development of our channel for efficient sales coverage, and the prioritization of resources and investment dollars into high-growth markets.
(continued on next page)

Q2 Executive Summary (script continued)
Includes non-GAAP results*
* For non-GAAP results, please see GAAP reconciliation
OVERALL RESULTS QUARTER HIGHLIGHTS
•
$543M revenue
•
$0.08 GAAP EPS, up 58% Yr./Yr.
•
$0.15 non-GAAP EPS, up 24% Yr./Yr.
•
64.8% non-GAAP gross margin, up 140
basis points Yr./Yr.
•
18.6% non-GAAP operating margin, up 60
basis points Yr./Yr.
•
$140M operating cash flow; $50M debt
reduction and $25M share repurchase in Q2
•
>100,000 Brocade VDX ports now installed
at 550 customers globally
•
Highly successful launch of Brocade ICX/
HyperEdge technology for the campus LAN
•
23% of Director/Switch revenue from 16
Gbps Fibre Channel products which helped
drive market share gains
•
Strong #2 market share position in 100 GbE
•
Service Provider business up 18% Yr./Yr.

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

(continued from previous page)
We have also been aggressively reducing our term loan and opportunistically repurchasing shares, which returns cash to our shareholders. The Board of
Directors has recently increased our authorization for our stock repurchase plan, which was originally approved in 2004. To date we repurchased more than
$650 million, or 108 million shares, and have approximately $124 million dollars remaining under the plan. The refreshed plan increases our authorization by another $500 million dollars to approximately $624 million dollars. To fund the updated program, we plan to utilize cash from operations and we may consider monetizing our San Jose campus depending on market conditions.
On to the quarter, one of the highlights in Q2 was the strength of our Storage business, which generated $400 million in total revenue, representing a 3%
increase Yr./Yr. in what is typically a seasonally soft quarter. A key driver was our 16 Gbps SAN portfolio, which accounted for 23% of Director and Switch
Storage product sales in Q2 and helped us gain market share.
In our Ethernet business, we generated revenue of $143 million in Q2, down 10% Yr./Yr., due in part to softness in Federal sales and lower average selling prices driven by product mix, competitive pricing pressures, as well as the transition to a two-tier distribution model. The transition in our go-to-market model has also impacted sales execution in the short term. Our Ethernet business quarter-over-quarter benefitted from 11% growth in the Enterprise business, but was offset by smaller router orders from our Service Provider customers after a record Q1. Despite the challenges that exist in our Ethernet business and the competitive environment in the market, we are seeing encouraging results and are taking active steps that position us well for near-term and longer-term success. These include:
• Accelerating customer adoption of our Ethernet fabrics. We exited Q2 with a global installed base of more than 550 Brocade VDX customers that have deployed more than 100,000 ports to date;
• Expansion in our 100 GbE (Gigabit Ethernet) routing business, a segment where we now hold the No. 2 market share position according to the Dell’Oro
Group;
• Strength in our Service Provider business, which is growing 18% year-over-year as we continue to expand and diversify our customer base; and
• Execution of important initiatives in our channel, campus LAN, and Ethernet fabric businesses including two executive appointments, which I’ll cover in greater detail later.
In addition, the feedback from recent meetings we’ve had with hundreds of partners and customers affirms that our business and innovation strategies for the
Ethernet market are on the right track. During the last few months, Brocade hosted several successful Partner Summits and Customer Forums in APAC, EMEA and the Americas, which helped us gauge the effectiveness of our go-to-market strategy. We are excited about the interest we have received and, through this outreach, we are consistently hearing that our channel programs and our technology portfolio differentiate Brocade in a positive way.

New Regional Customer Briefing Centers
Drives faster sales cycle
EMEA AND APAC BRIEFING CENTER OPENINGS
EMEA AND APAC BRIEFING CENTER OPENINGS

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

In Q2, we also opened two new state-of-the-art regional briefing centers in Singapore and in the United Kingdom to better serve our customers and partners and to help accelerate the sales cycle in those regions. These facilities complement the capabilities of our executive briefing center in San Jose which has a track record of helping us win new accounts and close competitive bids. I expect the same level of success in these new regional briefing centers, and I am pleased to be able to offer additional localized showcases for our innovation.

Executing on FY12 Playbook
1.
Differentiate Through Innovation
2.
Grow Top Line Profitably
3.
Execute on 2011 Investments
4.
Increase Shareholder Value
5.
Be an Employer of Choice

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

I am pleased with our ability to execute on our FY12 Playbook and I believe that we are now in a better position to drive both revenue growth and profit expansion. Our strategic initiatives will help drive innovation, leverage our investments, and maintain a high-level of focus through the remainder of FY12 with our constant goal of increasing shareholder value.

2011
PRODUCTS
OF THE YEAR
GOLD
2011
PRODUCTS
OF THE YEAR
SILVER
VCS Fabric

2011
PRODUCTS of the YEAR
Storage magazine/SearchStorage.com
SILVER

OpenFlow
openstack

Ethernet Fabric
Strength of Innovation Portfolio
Platforms to grow revenue profitably
100 GbE Campus LAN 16 Gbps SAN
Software-Defined
Networking

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

At the heart of our strategy is a commitment to innovation, which is key for any technology leader. By leveraging our previous product and technology investments, Brocade is now positioned favorably to compete in both established markets such as campus
LAN and storage networking, as well as emerging, high-growth markets such as Ethernet fabrics, 100 GbE routing, and software-
defined networking. We are now shipping many innovative, highly differentiated products to customers worldwide in each of these technology markets and we expect these products to help drive revenue growth and margin expansion going forward. Customers are deploying our networking solutions into production environments to address important IT imperatives, including cloud computing, highly scalable server virtualization, consumerization of IT through BYOD, Big Data, and business-class video communications. I’ll now cover the Q2 highlights by segment in greater detail.

THE EFFORTLESS NETWORK IS HERE
Brocade Campus LAN. Automated. Scalable. Affordable.
BROCADE

Campus LAN Highlights Page 11 of 35 Brocade Q2 FY 2012 Earnings 5/17/2012 © 2012 Brocade Communications Systems, Inc.

An important part of our long-term growth strategy is focused on the $13 billion campus LAN market. To be successful in this highly competitive market over the long term, Brocade needs a simple, high-availability, cost-effective, and complete product portfolio as well as a strong channel presence with a focused go-to-market plan to deliver these solutions to customers. Over the past 24 months we have been building both a compelling product portfolio for the campus LAN and a robust two-tier distribution channel to extend our reach into the enterprise. The road has not been without its bumps, but in Q2 we made significant strides and announcements to position us for growth in this market going forward.
First, with the launch of “The Effortless Network”
vision and product portfolio in Q2, Brocade has strengthened its ability to compete in the campus LAN market with differentiated products and technology. The foundation of The Effortless Network vision is a complete access layer campus portfolio, which now includes the new Brocade ICX 6430/6450 switches. These switches fill a gap in Brocade’s campus product portfolio and are designed for the entry-level switch market. Brocade’s refreshed campus switch portfolio is purpose-
built to be delivered through the channel and will help expand margins for Brocade while giving customers a cost-effective solution.
But the true differentiator of The Effortless Network vision is Brocade’s HyperEdge™ technology, which is designed to deliver new levels of automation and simplification that offer significant cost savings and investment protection. We announced
The Effortless Network vision as part of a global virtual launch that exceeded our target goals for audience participation and has generated strong customer demand for our new Brocade ICX portfolio.

Channel Development
New leadership and programs to drive profitability
Q2 Channel Highlights
•
Hosted Partner Summits in EMEA,
APAC, and Americas
•
Successfully launched The Effortless
Network campus LAN portfolio
•
Enhanced Alliance Partner Network for
campus LAN
•
Delivered campus networking solutions
with Microsoft
Regan McGrath
VP OF GLOBAL CHANNEL SALES
AND MARKETING
• 25 years of IT industry
experience
•Last led Americas Sales,
Brocade’s largest
geography
•Will oversee both
worldwide channel sales
and marketing to drive
increased levels of
integration
25 years of IT industry
Last led Americas Sales,
Brocade’s largest
geography
Will oversee both
worldwide channel sales
and marketing to drive
increased levels of
integration
experience

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Second, we executed a number of strategic initiatives in our channel business to better align our sales and marketing efforts. A key change that we made was the appointment of Regan McGrath as VP of Global Channel Sales and Marketing. Regan brings more than
25 years of IT industry experience, most recently as VP of Americas Sales at Brocade where he led the largest regional channel sales team for the company. In this new role, Regan will oversee both channel sales and marketing on a global basis to drive increased levels of integration between the two disciplines in order to address the unique needs of the channel.
In addition to Regan’s appointment, we introduced a number of enhancements in Q2 to our Alliance Partner Network (APN) designed specifically to generate new campus LAN business. We believe that these enhancements will allow us to further develop our presence in this market and fully leverage the competitive benefits of our differentiated technology.
As Brocade remains committed to innovation, we continue to invest in key campus LAN solutions with partners. In Q2, we unveiled an architectural framework with Microsoft to deliver the network foundation for easy-to-manage and scalable Microsoft Lync deployments for both data center and campus environments. This architectural framework includes Brocade ICX and VDX switches as part of the overall solution.

UNITED

RUSHES

Watson, Farley & Williams

GEHA

SUNPOWER

BETTER MACHINES FOR A BETTER WORLD

Ethernet Fabrics for Mission-Critical Environments
Q2 customer deployments
Virtualized Data Centers
Virtualized Data Centers
High-end Video Networking
High-end Video Networking

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Another important part of our long-term strategy in the Ethernet market is growing our presence in the data center. Data center LAN is a $6 billion market and is undergoing a significant evolution as companies accelerate their virtualization deployments with an expected 80% of data traffic being east-west by 2014. Ethernet fabrics are the optimal platform for high-growth virtualization and cloud businesses and we are progressing well in our goal to maintain thought leadership with our game-changing technology. A year ago, in the category Brocade helped launch, we had an installed base of just above 100 customers as the market was just beginning to form. Today, Brocade has deployed Ethernet fabric-enabled products in more than 550 customers worldwide and has shipped more than 100,000 Brocade VDX ports, many in high-performance, mission-critical environments. As the competition is now trying to catch up with their own fabric solutions, they are validating the market and technology direction that Brocade has established.
In the Ethernet fabric category, I want to highlight two customer wins that Brocade announced in Q2, namely the deployments at
United Broadcast Facilities and Rushes; both players in the high-end video production and broadcast industries. Each of these customers requires a network infrastructure capable of moving large amounts of data. They also require a very low-latency infrastructure that video networking demands. Brocade Ethernet fabrics deliver on both critical requirements. Ethernet fabrics are also engineered to support large scale server virtualization. Deployments at Watson, Farley and Williams, SunPower, and Government
Employees Health Association (GEHA) are all recent examples of organizations that are implementing Brocade’s innovative Ethernet fabrics as the foundation for their virtualized data center strategies.

Ethernet Fabric Partner Momentum
Integral component of private cloud and data center hosting solutions
Brocade VDX/VCS
technology in EMC’s
VSPEX converged
infrastructure
solution
Fujitsu launching
Brocade VDX
switch in cloud
and analytics
solution bundle
HDS launches
new Brocade
VDX embedded
switch for blade
servers
NetApp launches
Brocade VDX for
its Unified Storage
Architecture
COMPUTE
STORAGE
HYPERVISOR

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

In Q2 Brocade also generated tremendous momentum among key, strategic partners indicating that Ethernet fabrics provide an essential, core technology in private cloud, data center hosting solutions. For example, Brocade and EMC announced the inclusion of
Brocade VDX switches and VCS Fabric technology (along with other Brocade networking solutions) as part of the EMC VSPEX reference architectures. These architectures are optimized for EMC’s global reseller network and targeted at small and medium-sized businesses that are looking to leverage private clouds. Other key partner wins in Q2 included:
• NetApp becoming the first to OEM Brocade VDX switches as part of its Unified Storage Architecture;
• The launch of the new Ethernet fabric embedded switch (Brocade VDX 6746) for Hitachi blade servers—first of its kind;
• Fujitsu making Brocade VDX switches available as part of its Cloud and Analytics solution bundle.

Q2 Ethernet Fabric Highlights
• Increased partner ecosystem
• Grew installed base to more
than 550
• Shipped more than 100,000
Brocade VDX ports to date
Strategic Investments in Ethernet Fabric Market
Accelerating momentum and market leadership
Phil O’Reilly
VP OF SALES, ETHERNET FABRICS
•20 years of IT and
manufacturing industry
experience
•SVP for the Americas
and US Federal Sales at
Juniper Networks
•Will lead the global effort
to continue increased
Ethernet fabric adoption
and advance Brocade’s
leadership position
20 years of IT and
manufacturing industry
SVP for the Americas
and US Federal Sales at
Juniper Networks
Will lead the global effort
to continue increased
Ethernet fabric adoption
and advance Brocade’s
leadership position
experience
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

We continue to make strategic investments to press our time-to-market advantage and industry leadership in the Ethernet fabric business. A key part of this strategy is the appointment of Phil O’Reilly as VP of Sales, Ethernet Fabrics. Phil has more than 20 years of experience in senior sales and marketing positions across the networking industry and has been instrumental in building businesses in the past. Phil will lead a dedicated team to grow our presence in this exciting market. Our objective with this team is to have a focused effort to win sales opportunities that are becoming more available as customers migrate from traditional data center networks to Ethernet fabrics. Along with Phil’s dedicated team, we are in a good position for continued growth with our industry-
leading portfolio of Ethernet fabric solutions. Later this year we look forward to bring significant advancements to our portfolio that will offer new features, functionality and greater scalability for virtualized data centers.

INDIANA UNIVERSITY

Chicago
Fort Wayne
Lafayette
Kokomo
IUPUI
Indianapolis
Richmond
Dayton
Greenwood
Hamilton
Columbus
Cincinnati
Bloomington
Louisville

100 GbE Momentum
Dell ‘Oro ranks Brocade in No. 2 position for 100 GbE
“Brocade was the only vendor who could
build a bridge towards 100 GbE while
leveraging the existing infrastructure—this
was a key factor in our decision-making
process… The Brocade MLXe provides the
platform and Brocade has given us a
blueprint for the future.”
DAVID JENT, Associate Vice President of Networks, Indiana University
Monon100 links GigaPoP
with Internet2, a national
research and education network.

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

The third area of focus of our Ethernet strategy is on the $14 billion Service Provider market. We have been successful in growing our revenue in this customer segment over the past two years by offering high-performance and high-density routing platforms. The enormous growth of network traffic requires customers to continually adopt higher-performance technologies. Brocade was the first in the networking industry to introduce a high-density 100 GbE module in a routing platform, which has been well received by customers who require the massive scalability that it enables.
The Brocade 100 GbE deployment at Indiana University as part of its Monon100 network project is a prime example of the benefits of this technology. We are extremely pleased to help Indiana become the first state in the country to launch a 100 GbE network dedicated to research and education. With this high-performance network, Indiana University scientists, medical researchers and students can now rapidly share and expedite the processing of massive amounts of data created by modern digital instruments, such as revolutionary DNA sequencers, advanced electron microscopes, and large particle accelerators such as the Large Hadron
Collider at CERN.

SAN Momentum and Adoption
16 Gbps Fibre Channel strategy driving revenue growth and profitability
Expanded 16 Gbps portfolio available
through all major OEMs including these
four 10% customers.
Brocade DCX 8510 Brocade DCX 8510
(4 and 8 slot) (4 and 8 slot)
Brocade 1860 Brocade 1860
Fabric Adapter Fabric Adapter
Brocade Brocade
6505 Switch 6505 Switch
6510 Switch 6510 Switch

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

As I mentioned earlier, our Storage business performed well in Q2. A key driver of this was the strength of 16 Gbps SAN sales, which accounted for 23% of Director and Switch revenue in the quarter. Our strategy has always been to be first-to-market with the fastest, most reliable, efficient, and easiest to manage networks. The pace of the current transition highlights the overall health of the Fibre Channel SAN market, which posted record results in the last calendar quarter of 2011, according to the
Dell’Oro Group.
In Q2, Brocade extended its leadership in the 16 Gbps market by adding the Brocade 6505 entry-level SAN switch to our portfolio. Brocade has the industry’s most comprehensive 16 Gbps SAN portfolio that includes backbones/directors, switches, and fabric adapters. As of Q2, all of our major OEMs have made our expanded 16 Gbps switch portfolio generally available to their customers.
We are confident in the long-term opportunity in SAN and our ability to maintain our leadership position in this market. In our annual customer survey published last fall, approximately 80% of Brocade customers said they expect to maintain or increase
Fibre Channel spending over the next three years and we continue to be in the best position to meet that critical demand.

Software-Defined Networking
• Separate control and data plane
• The evolving network:
•
More programmatic through OpenFlow
•
Faster adapting to meet business needs
•
Reduced costs and power consumption
• Powerful abstractions and open API
•
Hide physical infrastructure complexity
•
Spawn service and application innovation
• Enable partnership of technology providers
A new networking paradigm
Services (Applications)
Network OS/Controller

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

As I mentioned, our goal is to focus our investments in high-growth target markets that will result in revenue growth and increased profitability. An example of a new market that is just emerging is software-defined networking, or SDN, which we believe has the potential to transform networking infrastructure into a platform for innovation, enabling our customers to deliver new services and applications faster and at greater scale.
Brocade is a pioneer and active participant in the SDN arena and has demonstrated its commitment to build SDN-ready solutions with its support for OpenFlow and OpenStack standards. Recently, Brocade participated in a number of proof-of-concept interoperability tests at major industry forums including the Open Networking Summit and Interop 2012. We are preparing to unveil our complete SDN strategy in the coming weeks, including an update on our SDN-ready product roadmap.

• Non-GAAP EPS up 24% Yr./Yr.
• Strong Storage quarter led by 16 Gbps adoption
• Ethernet business leadership in Ethernet fabrics,
100 GbE routing, and innovative Brocade
HyperEdge technology
• Well positioned for continued growth of revenue
and profitability
Summary

Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

In summary, we are pleased with our Q2 performance that was at the high-end of our revenue guidance and exceeded our expectation for EPS. Q2 was led by a strong performance in our Storage business that is indicative of good customer traction for
Fibre Channel and our 16 Gbps portfolio.
While the overall Ethernet business environment remained challenging, we did deliver promising results in key product areas including Ethernet fabric adoption, 100 GbE momentum, and customer demand for the new Brocade ICX campus LAN switches following the launch of our cutting-edge vision for The Effortless Network. We have also taken important steps to help grow the
Ethernet business through focused initiatives in the channel and in our Ethernet fabric business.
I believe we are executing well to our FY 12 Playbook fundamentals. Our goal for the remainder of FY 12 is to continue to grow revenue and to increase profits faster than revenue as part of our on-going efforts to drive shareholder value.

Q2 FY 2012 Financials Dan Fairfax, CFO Page 20 of 35 Brocade Q2 FY 2012 Earnings 5/17/2012 © 2012 Brocade Communications Systems, Inc.

Prepared comments provided by Dan Fairfax, CFO

Key Financial Metrics
* Non-GAAP, please see GAAP reconciliation
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Q2 12
Qtr./Qtr.
Q2 12
Yr./Yr.
Revenue $548M $503M $550M $561M $543M -3% -1%
Storage product revenue $329M $275M $303M $353M $343M -3% +4%
Ethernet product revenue $129M $139M $158M $123M $113M -8% -12%
Global Services revenue $91M $89M $89M $84M $87M +4% -4%
Non-GAAP gross margin* 63.4% 61.8% 62.9% 64.8% 64.8% +0.0 pts +1.4 pts
Non-GAAP operating margin* 18.0% 14.0% 21.0% 21.5% 18.6% -2.9 pts +0.6 pts
GAAP EPS—diluted $0.05 $0.00 -$0.01 $0.12 $0.08 -34% +58%
Non-GAAP EPS—diluted* $0.12 $0.09 $0.16 $0.20 $0.15 -24% +24%
Operating cash flow $114M $11M $206M $127M $140M +10% +23%
Net debt $394M $374M $382M $241M $131M -46% -67%
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

In Q2 12 Brocade generated revenue of $543.4M, down slightly compared to the Q2 11 results that included $5.1M of SBS revenue, and down 3% Qtr./Qtr. in a seasonally soft quarter. Storage product revenue grew 4% Yr./Yr. driven by growth of our
Director products and the continued ramp of our industry-leading 16 Gbps portfolio. Storage product revenue was down 3% Qtr./Qtr.
in our seasonally softer Q2 and represented 63% of total revenue in the quarter, unchanged compared to Q1 and higher than the
60% reported in Q2 11.
Q2 Ethernet product revenue was down 8% Qtr./Qtr. and down 12% Yr./Yr. Our Ethernet business continued to be impacted by seasonally slower Federal spending and the competitive Enterprise environment. Service Provider revenue was up 18% Yr./Yr. but lower sequentially. Ethernet product revenue in Q2 represented 21% of total revenue, down slightly from 22% in Q1 12 and down from 23% in Q2 11.
Global Services revenue was $87M in Q2, up 4% Qtr./Qtr. and down 4% Yr./Yr. The year-over-year decline was primarily due to lower professional services revenue as a result of the sale of our SBS consulting business at the end of FY11. Our Global Services revenue represented approximately 16% of total Q2 revenue, up slightly from Q1 and down slightly from the previous year.
Non-GAAP gross margin was 64.8% in Q2, up 140 basis points from Q2 11 and unchanged compared to Q1. The higher-than-
expected gross margin was driven by a favorable product mix and improved inventory management. Non-GAAP operating margin was
18.6% in Q2, 160 basis points above the high-end of the guidance we provided for the quarter.
Q2 GAAP EPS on a diluted basis was $0.08 and grew 58% from Q2 11. Non-GAAP EPS was $0.15 for the quarter and grew 24% from
Q2 11. The effective GAAP tax benefit was 1.8% and the effective non-GAAP tax rate was 17.8% for the quarter. The lower-than-
expected non-GAAP tax rate was due to the release of tax reserves following the conclusion of a recent audit by the Internal Revenue
Service. Excluding the benefit of the tax reserve release, non-GAAP EPS would have been $0.13 in Q2.
During Q2 we generated $140M in operating cash flow and paid down $50M on our term loan. Net debt was $131M exiting the quarter, down from $241M at the end of Q1. Weighted average diluted shares outstanding were 477M in Q2, up slightly as expected from 469M in Q1, and reflect $25M or 4.4M in share repurchases during the quarter which helped offset the share increase due to the exercise of options and other employee stock programs. So far in Q3, we have repurchased more than $30M shares in the open market, which brings the total to more than $260M in share repurchases since Q3 11.

Total Storage Business Revenue
$389.4
$334.3
$361.3
Revenue Segment Split
$406.4
Product growth of 3% year-over-year led by 16 Gbps ramp
$389.4
$334.3
$361.3
Product and Global Services Split
$406.4 $400.1
$400.1
$136.5
$115.4
$127.9
$144.6
$152.3
$143.9
$115.8
$127.6
$155.5
$144.5
$48.4
$44.2
$47.4
$52.9
$46.1
$60.6
$58.9
$58.4
$53.5
$57.2
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Global
Services
Server
Switch
Director
$328.8
$275.4
$302.9
$352.9
$342.9
$60.6
$58.9
$58.4
$53.5
$57.2
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Global
Services
Products
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Turning to our Storage business, including hardware and Storage-based support and services, Q2 revenue was $400.1M, up 3% from
Q2 11 and down 2% sequentially.
Strong demand for Storage products continues to be driven by the ramp of 16 Gbps products, data center virtualization, and solid business results for many of our OEM partners. Storage product revenue was $342.9M in the quarter, up 4% Yr./Yr and down 3%
sequentially from our record Q1 revenue. Demand for our 16 Gbps portfolio of products continues to grow Qtr./Qtr. with approximately 23% of Director and Switch revenue coming from our new 16 Gbps products.
We experienced very good revenue growth with our Director products in Q2 with 12% growth Yr./Yr. and 5% growth Qtr./Qtr. in a seasonally soft quarter. Switch revenue was down 7% Qtr./Qtr. and flat Yr./Yr. As Mike mentioned, we launched our entry-level 16
Gbps switch with our major OEMs during the quarter and we expect 16 Gbps revenue growth to accelerate for our switches during the second half of the year.
Our Server product group, including embedded switches and server adapter products (HBAs and Mezzanine Cards), posted revenue of $46.1M, down 5% Yr./Yr. and down 13% from a very strong Q1. Embedded switch revenue was down 6% Yr./Yr. driven by lower server sales at our OEM partners, while our server adapter product revenue was up 5% Yr./Yr. We have begun launching our 16 Gbps embedded switch products in Q3 which will help to drive growth in this product group going forward.
Storage-based support and services revenue was $57.2M in the quarter, down 6% Yr./Yr. driven primarily by the sale of our SBS services subsidiary in Q4 11, and up 7% Qtr./Qtr. resulting from higher maintenance, product repair and professional services revenue.

Total Ethernet Business Revenue
$158.9
$168.5
$189.2
$158.9
$168.5
$189.2
Customer Segment Split
$154.3
$154.3
Product and Global Services Split
$143.4 $143.4
$128.7
$138.9
$158.1
$123.4
$113.2
$30.2
$29.6
$31.1
$30.8
$30.2
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Services
Products
Global
$97.9
$90.6
$108.1
$69.2
$76.7
$42.5
$53.4
$47.2
$64.5
$50.3
$18.5
$24.5
$33.9
$20.5
$16.4
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Federal
Service
Provider
Enterprise
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Moving on to our Ethernet business, including hardware and Ethernet-based support and services, Q2 revenue was $143.4M, down
10% Yr./Yr. and down 7% sequentially.
As we look at the Q2 Ethernet customer segment split, including products and services, the Service Provider customer segment generated $50.3M in revenue, up 18% Yr./Yr. and down sequentially due in part to fewer large customer project deployments and softer Service Provider spending. Our Federal Ethernet customer business generated $16.4M in revenue which was down 20%
sequentially and down 12% compared to Q2 11 in a difficult Federal spending environment. The Enterprise customer business declined 22% year-over-year due in part to our shift in sales model to primarily a two-tiered distribution channel which has slowed closure rates and negatively impacted average selling prices. Average selling prices to our Enterprise customers were also negatively impacted by a mix shift to lower priced campus LAN products. We did see improvement in our Enterprise business sequentially as revenue grew 11% Qtr./Qtr. Going forward, we expect this business to improve following the launch of the new Brocade ICX campus products and as we execute better with our channel partners.
From a geographic viewpoint, Q2 Ethernet revenue was up in Japan year-over-year, while the Americas and the other international geographies were all lower compared to Q2 11.
We continued to see good progress with our Ethernet fabric-enabled products, including our award-winning Brocade VDX switches. In
Q2 we saw sequential revenue growth of 9% for Ethernet fabric-enabled products which reached approximately $8M. Through the first half of 2012, we have achieved $15M in revenue, which is nearly equal to the Ethernet fabric revenue for the full year 2011. We have shipped over 100,000 ports in this product segment to over 550 customers to date including some large new customers Mike mentioned earlier.

Revenue: Routes to Market,
10% Customers, Geographic Splits
Routes to Market Geographic Split
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

53%
43%
41%
48%
58%
11%
18%
21%
21%
12%
36% 39% 38% 31% 30%
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Channel/Direct
Other OEM
10% Customers
38%
39%
38%
39%
35%
62% 61% 62% 61% 65%
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Domestic
International

In Q2, four of our customers, EMC, HP, IBM, and HDS each contributed at least 10% of the total company revenue. These 10%
customers collectively contributed 58% of revenue in Q2, up from 48% in Q1, when HDS was not a 10% customer, and up from 53%
in Q2 11. Other OEMs as a group represented 12% of revenue in Q2, up slightly from 11% in Q2 11 and down from 21% in Q1 when
HDS was not a 10% customer. Channel and Direct routes to market contributed 30% of revenue in Q2, a slight decrease from 31%
in Q1 and down from 36% in Q2 11. The increase in the percentage of revenue going through OEM routes to market was driven by the shift in revenue mix to more Storage revenue which is predominately shipped to OEM partners.
The mix of business based on ship-to location was 65% domestic and 35% international in the quarter, reflecting a shift in mix to more domestic revenue from 61% in Q1. In Q2 11 the revenue mix was 62% domestic and 38% international. Since some of our
OEMs take delivery of our products domestically and then ship internationally to their end-users, the percentage of international revenue based on end-user location would be higher.

Revenue and Non-GAAP Gross Margin*
* Non-GAAP, please see GAAP reconciliation
Revenue Split by Product/Services
$548
$503
$550
$561
Non-GAAP Gross Margin*by Product/Services
$543
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

$457
$414
$461
$477
$456
$91
$89
$89
$84
$87
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Global
Services
Product
63.4%
61.8%
62.9%
64.8% 64.8%
66.2%
64.5%
64.7%
66.6%
66.9%
49.0%
49.5%
53.4%
54.5%
54.3%
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Total Product Global Services

Q2 non-GAAP Company gross margin of 64.8% was above the guidance range of 62.0% to 63.0% we provided for the quarter.
Gross margin improved 140 basis points year-over-year driven by favorable product mix and lower charges for inventory reserves.
Gross margin was unchanged from Q1.
Q2 product non-GAAP gross margin was 66.9%, higher than our 63% to 66% target range, and up from 66.6% in Q1 and 66.2%
in Q2 11 due primarily to product mix. Q2 Storage non-GAAP gross margin was in the mid-70’s, unchanged compared to Q1, but higher compared to Q2 11, driven by year-over-year revenue growth and a favorable product mix to Directors and 16 Gbps products. Q2 Ethernet non-GAAP gross margin was in the mid-40’s, unchanged compared to Q1. Ethernet gross margins were lower year-over-year due to unfavorable overhead absorption on lower revenue and lower ASPs due to the unfavorable product mix and the shift in sales to the channel.
Global Services non-GAAP gross margin was 54.3% in Q2, up significantly compared to the 49.0% reported in Q2 11 driven primarily from the sale of SBS, and slightly down quarter-over-quarter. Global Services gross margin in the quarter was slightly above our target model of 51% to 54%.

Operating Performance vs. Target Model (FY 12)
* Non-GAAP, please see GAAP reconciliation
Non-GAAP Gross Margin* Non-GAAP Operating Expenses*
as a Percentage of Revenues
FY 12 target model: 44–46%
FY 12 target model: 61–63%
FY 12 target model: 16–18%
Outperformed target model in both profitability measurements
Non-GAAP Operating Margin*
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

63.4%
61.8%
62.9%
64.8% 64.8%
45.4%
47.8%
41.8%
43.3%
46.2%
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
18.0%
14.0%
21.0%
21.5%
18.6%
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12

Non-GAAP gross margins were 64.8% for Q2, above the high-end of our target model range of 61% to 63% for FY12.
On a non-GAAP basis, total operating expenses were 46.2% of revenues in Q2, at the high-end of our target model of 44% to 46% for
FY12 and higher compared to 45.4% reported in Q2 11. Operating expenses on a dollar basis increased from Q1 driven by higher engineering and prototype spending, launch costs for new product offerings, increased litigation costs and normal seasonal spending increases in Q2. Ending headcount was 4,600 in Q2, up slightly from the prior quarter.
Non-GAAP operating margin was 18.6% in Q2, up 60 basis points compared to Q2 11. The operating margin was above the high-end of our expected range of 15.5% to 17.0% for the quarter.

Balance Sheet and Cash Flow Highlights
As of April 28, 2012
* Adjusted EBITDA is as defined in the term debt credit agreement
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Q2 12
Qtr./Qtr.
Q2 12
Yr./Yr.
Cash from operations $114M $11M $206M $127M $140M
+10% +23%
Capital expenditures $27M $26M $20M $18M $21M
+17% -22%
Free cash flow $87M ($15M) $186M $109M $119M
+9% +37%
Debt payments $59M $12M $50M $70M $50M
-29% -15%
Cash, equivalents, and
short-term investments
$466M $473M $415M $485M $545M
+12% +17%
Senior secured debt $860M $847M $797M $726M $676M
-7% -21%
Adjusted EBITDA* $121M $91M $138M $140M $123M
-12% +2%
Stock repurchase $0 $10M $201M $0 $25M
– –
Senior secured leverage ratio 1.86x 1.87x 1.72x 1.48x 1.37x
-7% -26%
Covenant 2.5x 2.5x 2.5x 2.25x 2.25x
– –
Fixed charge coverage ratio 2.26x 2.29x 2.63x 3.05x 3.48x
+14% +54%
Covenant 1.5x 1.5x 1.5x 1.75x 1.75x
– –
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Cash generated from operations was $140M in Q2, up 23% Yr./Yr. and up 10% sequentially. We continued to see favorable shipment linearity in the quarter which resulted in DSOs of 36 days, unchanged from Q1. Total capital expenditures in the quarter were $21M.
Cash, equivalents, and short-term investments were $545M, up $60M from Q1 and up $79M from Q2 11. With the $50M principal reduction of our term loan in Q2, our remaining term loan principal is now $70M exiting the quarter. As I mentioned earlier, we repurchased $25M of common stock during Q2 and have already purchased more than $30M in additional stock in
Q3. Our Board recently authorized an increase in the balance of the authorized stock repurchase program of $500M. Brocade expects to continue to be active on a regular basis with share repurchases.
Over the past 12 months, we have repurchased more than 52 million shares and have reduced our interest expense by more than 33% by refinancing and paying down our term loan.
Adjusted EBITDA in the quarter was $123M, which was up compared to Q2 11 and down $17M Qtr/Qtr. The Senior Secured
Leverage Ratio was 1.37x and the Fixed Charge Coverage Ratio was 3.48x. Both ratios have improved significantly over the past year and have comfortable headroom to the covenant requirements of our term credit agreement.

Q3 2012 Planning Assumptions and Outlook
IT market conditions
• Uncertainty around macro economic conditions,
especially in EMEA
• Individual customer segments, such as Federal,
are more uncertain than others
Brocade business
• Expect Storage revenue growth to be higher
than TAM growth of 5% for FY12
• Expect sequential growth in Ethernet
Other P&L items
• Structural tax rate will be 27% to 29% for 2H12
OEM inventories
• Expected range of one to two weeks of supply
EPS
• Continue share repurchases
* Non-GAAP, please see GAAP reconciliation
Outlook Q3 2012
Revenue range (4–8% Yr./Yr. growth) $525M–$545M
Non-GAAP gross margin* 63.3%–63.8%
Non-GAAP operating expenses* 45.8%–47.3%
Non-GAAP operating margin* 16.0%–18.0%
Other income/other expense ~($13M)
Non-GAAP tax rate* 27%–29%
Fully diluted shares outstanding 470M–475M
Non-GAAP EPS* (22–44% Yr./Yr. growth) $0.11–$0.13
Operating cash flow $55M–$75M
Capital expenditures ~$20M
Free cash flow $35M–$55M
Planning Assumptions
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Looking forward to Q3 12, we contemplated the following in setting our outlook:
• The current macro environment and economy continue to show uncertainty, especially within the Eurozone countries.
• The overall IT spending is growing but individual customer segments, such as Federal, may experience more uncertainty than others.
• We continued to see encouraging demand trends for our Storage products in Q2 and expect the market to grow at about 5% this year. We expect our growth rate for FY12 to be higher than the industry growth rate based on the performance of the first half and our Q3 guidance.
• We expect to see sequential growth in the Ethernet business in Q3.
• We expect to hold operating expense dollars relatively flat for the second half of the year.
• At the end of Q2, OEM inventory was a little less than one and one-half weeks based on Storage business revenue and we expect OEMs to hold between one week and two weeks of inventory going forward. OEM inventory levels have and may change due to seasonally stronger and weaker quarters of the year.
• From a tax rate perspective, we are planning at a structural rate of 27% to 29% non-GAAP for the rest of the year. Discrete events, like what we experienced in Q2, can impact our tax rate from time to time. However we do not provide guidance on such events due to the inherent uncertainty of their timing.
• We plan to continue our share repurchases and the guidance reflects the share repurchases already completed in Q3.
• Finally, based on our outlook, we expect to grow overall revenue by 4% to 8% Yr./Yr. and EPS by 22% to 44% Yr./Yr. in Q3, in
accordance to our stated objective to grow EPS faster than revenue.

Prepared Comments and Live Conference Call
May 17, 2012, 2:30pm
Jason Nolet
VP of Data Center
Networking
Dan Fairfax
CFO
John McHugh
CMO & VP of
Marketing
Ian Whiting
SVP of WW Sales
Mike Klayko
CEO
Dave Stevens
CTO & VP of
Corporate
Development
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Prepared comments provided by Rob Eggers, Investor Relations
That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on May 17 Brocade will host a webcast conference call at
www.brcd.com.
Thank you for your interest in Brocade.

Appendix Brocade Q2 FY 2012 Earnings 5/17/2012 © 2012 Brocade Communications Systems, Inc. Page 30 of 35

Net Debt: Defined as Total Debt Less Total Cash
Decreased by over $940M from Q1 09 to Q2 12
Approximately 88%
reduction in 3+ years
$1.073
$713
$503
$131
Q1 09 Q1 10
Q1 11
Q2 12
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Q2 Cash and Debt Metrics
* Adjusted EBITDA is as defined in the term debt credit agreement                   ** Cash, equivalents and short-term investments
Adjusted EBITDA* Performance
(In Millions)
Reducing Debt Position
(In Millions)
Within Debt Covenant
Cash Balance**
(In Millions)
$860
$847
$797
$726
$676
$252
$240
$190
$120
$70
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Total Secured Debt
Term Debt
$466
$473
$415
$485
$545
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Ending Cash Balance
1.86 1.87
1.72
1.48
1.37
2.50
2.50 2.50
2.25
2.25
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Senior Debt Leverage Ratio Covenant
$121
$91
$138
$140
$123
$463
$452
$464
$490
$492
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
Quarter Trailing 12 Months
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Adjusted EBITDA and Sr. Secured Leverage Ratio
As defined in the term credit agreement
Consolidated Senior Secured Leverage Ratio Q2 FY 11 Q3 FY 11 Q4 FY 11 Q1 FY 12 Q2 FY 12
$ Thousand Actual Actual Actual Actual Actual
Consolidated Net Income (Loss)
$26,079 $1,937 ($4,324) $58,584 $39,296
Plus
(i) Consolidated Interest Charges
$20,745 $42,066 $13,483 $13,047 $12,729
(ii) Provision for Federal, state, local and foreign income taxes payable
$0 $0 $45,446 $0 $0
(iii) Depreciation and amortization expense
$51,712 $51,220 $50,898 $50,105 $47,419
(iv) Fees, costs and expenses incurred on or prior to the Acquisition Closing Date in connection with the
Acquisition and the financing thereof
$0 $0 $0 $0 $0
(v) Any cash restructuring charges and integration costs in connection with the Acquisition, in an aggregate amount not to exceed $75,000,000
$0 $0 $0 $0 $0
(vi) Non-cash restructuring charges incurred in connection with the Transaction, all as approved by
Arrangers
$779 $687 $580 $483 $440
(vii) Other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Subsidiaries for such
Measurement Period)
$1,735 $136 $13,035 $0 $0
(viii) Any non-cash charges for stock compensation expense in compliance with FAS 123R and amortization of the fair value of unvested options under the Acquired Business’ employee stock option plan assumed by the Borrower
$22,530 $20,969 $19,670 $21,819 $23,858
(ix) Legal fees and expenses relating to the Borrower’s indemnification obligations for the benefit of its former officers and directors in connection with its historical stock option litigation
$0 $0 $0 $0 $0
Minus
(i) Federal, state, local and foreign income tax credits
$612 $10,300 $0 $3,207 $708
(ii) All non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its
Subsidiaries for such Measurement Period)
$1,992 $15,408 $1,024 $840 $326
Consolidated EBITDA $120,976 $91,307 $137,764 $139,991 $122,708
4 Quarter Trailing Consolidated EBITDA $463,371 $452,483 $464,266 $490,038 $491,770
Consolidated Senior Secured Debt $859,983 $847,031 $796,782 $726,325 $675,863
Consolidated Senior Secured Leverage Ratio (x) 1.86 1.87 1.72 1.48 1.37
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Segment Revenue Detail
Product and Customer segment breakdown
Q2 11 Q3 11 Q4 11 Q1 12 Q2 12
SAN Product Breakdown
Directors 41% 42% 42% 41% 45%
Switches 44% 42% 42% 44% 42%
Server 15% 16% 16% 15% 13%
Ethernet Product Breakdown
Chassis 57% 52% 50% 57% 52%
Stackables 43% 48% 50% 43% 48%
Brocade Q2 FY 2012 Earnings 5/17/2012
© 2012 Brocade Communications Systems, Inc.

Thank You www.brcd.com Brocade Q2 FY 2012 Earnings 5/17/2012 © 2012 Brocade Communications Systems, Inc. Page 35 of 35